Exhibit 10.13
AMENDMENT TO THE
                  AMERICAN HOME PRODUCTS CORPORATION
RESTRICTED STOCK PERFORMANCE AWARD AGREEMENT
UNDER THE 1993 STOCK INCENTIVE PLAN


     AMENDMENT dated as of February 21, 1995 (the "Amendment") to the American Home Products Corporation Restricted Stock Performance Award Agreement Under the 1993 Stock Incentive Plan dated May 26, 1994 (the "Agreement") between American Home Products Corporation (the "Company") and the undersigned employee. Terms used herein without definition are used as defined in the Agreement.

     WHEREAS, the Company maintains the 1993 Stock Incentive Plan for the benefit of certain employees of the Company;

     WHEREAS, the Company and the undersigned entered into the Agreement awarding units representing shares of the Company's common stock (the "Target Award") subject to certain Company performance criteria set forth in Paragraph 3 of the Agreement;

     WHEREAS, on February 7, 1995, the Compensation and Benefits Committee of the Board of Directors (the "Committee") made its determinations with respect to 1994 performance and, in accordance with the Agreement, the Annual Target Amount for such year has been converted to shares of Restricted Stock of the Company;

     WHEREAS, with respect to performance for 1995 and 1996 the parties desire to modify and amend the performance criteria to which their conversion to Restricted Stock of the Company is subject;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises, comments and conditions set forth herein, the parties hereto mutually agree as follows:

     RESOLVED, that Paragraph 3 of the Agreement is hereby amended as set forth below:

     1. Subparagraph (a) of Paragraph 3 of the Agreement is hereby deleted and the following shall be substituted in its place:

          (a) At meetings of the Committee to be held within 60 days after the end of 1995 and 1996 or at such other time or times as the Committee in its discretion deems appropriate, the Committee shall compare the EPS (as defined below) for such year with the EPS Target (as defined below) for such year (the date on which each such determination is made being referred to herein as a "Conversion Date"). If, on the date of such meeting, the Committee determines that, with respect to the preceding year:

             (i) EPS is less than 90% of the EPS Target, then all rights with respect to one-third of the Target Award (the "Annual Target Amount") shall thereupon be forfeited;

             (ii) EPS is greater than or equal to 90% of the EPS Target and less than or equal to 95% of the EPS Target, then Units representing 75% of the Annual Target Amount shall be converted into Restricted Stock and all rights with respect to the remaining portion of such Annual Target Amount shall thereupon be forfeited;

             (iii) EPS is greater than 95% of the EPS Target and less than or equal to 105% of the EPS Target, then Units representing the entire Annual Target Amount shall be converted into Restricted Stock; and

             (iv) EPS is greater than 105% of the EPS Target, then Units representing the entire Annual Target Amount shall be converted into Restricted Stock and you shall be entitled to receive an additional grant of Restricted Stock representing 25% of the Annual Target Amount (a "Bonus Award"); such additional grant to be made by the Committee at such meeting.

     2. Subparagraph (c) of Paragraph 3 of the Agreement is hereby deleted and the following shall be substituted in its place:

                (i) "EPS" for any year means the earnings or net income per share of common stock of the Company for such year, adjusted to exclude the effect of extraordinary or unusual items of income or expense, all as determined in good faith by the Committee acting in its sole discretion.

                (ii) "EPS Target" shall be $4.62 for 1995 and, for 1996, shall be the amount established by the Committee at a meeting to be held no later than March 1, 1996; provided,
                                                      --------

                              however, that if for any reason the
                              -------
                              Committee shall determine that the
                              EPS Target is no longer a
                              practicable or appropriate measure
                              of financial performance, the
                              Committee may take action to
                              substitute another financial measure
                              as it deems appropriate under the
                              circumstances.

Acceptance of and agreement to the terms of this Amendment is evidenced by the execution of this instrument by the parties hereto.

                              AMERICAN HOME PRODUCTS CORPORATION


                              By:
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                                    Corporate Treasurer
Accepted and agreed to:


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Name (Please Print)                Social Security Number


- ------------------------           Dated:
Signature                                 ------------------------